EXHIBIT 10.39
                           REVOLVING CREDIT AGREEMENT

         REVOLVING CREDIT AGREEMENT dated as of September 15, 2000 between LASERSIGHT INCORPORATED, a Delaware corporation (the "Borrower") and THE HUNTINGTON NATIONAL BANK (the "Bank"). The parties hereto hereby agree as follows:

                                    Article 1

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement"  means  this  Revolving  Credit   Agreement,   as  amended,
supplemented, or modified from time to time.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Orlando, Florida are authorized or required to close under the laws of the State of Florida.

         "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

         "Commitment" means the Bank's obligation to make Loan disbursements to the Borrower pursuant to Section 2.01 in the amount referred to therein.

         "Commonly   Controlled   Entity"  means  an  entity,   whether  or  not
incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.


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         "Consolidated  Tangible Net Worth" means the  Borrower's  stockholder's equity as shown on the Borrower's consolidated balance sheet (which balance sheet shall be prepared in accordance with GAAP) for the most recent preceding calendar quarter less:

                  (i) intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, patents, trademarks, trade names, copyrights, franchises, licenses and deferred charges, such as (without limitation) unamortized costs and costs of research and development, and

                  (ii) advances to stockholders or Affiliates of the Borrower.

         "Debt" means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under Capital Leases;
(5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (9) obligations secured by any Liens, whether or not the obligations have been assumed.

         "Default" means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Eligible Purchase Contract" means a United States domestic contract or purchase order on a form substantially similar to Borrower's standard laser purchase agreement (the form of which has been provided to and reviewed by Bank) between Borrower or a Subsidiary and an unaffiliated third party to purchase a Laserscan LSX machine or machines pursuant to which the third party purchaser has paid a non-refundable $25,000.00 deposit or such lesser amount as may be approved by Bank from time to time to Borrower or the Subsidiary and the third party purchaser has provided evidence of financing satisfactory to the Bank which would allow said third party purchaser to complete the purchase pursuant to the terms of said contract or purchase order. Acceptable financing will include financing provided to said third party purchaser by banks, savings and loans or other financing companies, including, without limitation, Lyons Financial Services Incorporation, d/b/a Secured Funding ("Secured Funding"). Notwithstanding the foregoing with respect to any financing of such machine by Secured Funding pursuant to that certain Agreement between LaserSight Technologies, Inc. and Secured Funding dated May 2, 2000 (the "Secured Funding Agreement") and to the extent Secured Funding approves said financing, the contract to sell the machine to the third party purchaser shall remain an Eligible Contract only for a period of ninety (90) days from the "credit approval" by Secured Funding pursuant to paragraph 3 of the Secured Funding Agreement.


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         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
amended from time to time, and the regulations and published interpretations thereof.

         "Event of Default" means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Financing  Statements" shall have the meaning assigned to such term in
Section 3.01(2).

         "GAAP" means generally accepted accounting principles in the United States.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loan" shall have the meaning assigned to such term in Section 2.01.

         "Loan Documents" means this Agreement and the Note.

         "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

         "Negative Pledge" means a provision of any agreement (other than this Agreement) that prohibits the creation of any Lien on any assets of a Person.

         "Non-Material Subsidiary" means those subsidiaries of the Borrower that are described on Exhibit "C-1".

         "Note" shall have the meaning assigned to such term in Section 2.05.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

         "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.


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         "Prime Rate" means the rate of interest announced by the Bank from time to time as its prime commercial lending rate, which rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

         "Principal Office" means the Bank's office at 253 North Orlando Avenue, Maitland, Florida 32751.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "SEC" means the Securities and Exchange Commission.

         "Security  Agreement"  shall have the meaning  assigned to such term in
Section 3.01(2).

         "Subsidiary" means, as to the Borrower, a corporation (other than a Non Material Subsidiary) of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

         "Termination Date" means August 30, 2001.

         Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   Article II
                          AMOUNT AND TERMS OF THE LOAN

         Section 2.01. Revolving Credit. The Bank agrees on the terms and conditions hereinafter set forth, to loan the Borrower (the "Loan"), from time to time during the period from the date of this Agreement up to but not including the Termination Date an aggregate principal amount not to exceed at any time outstanding FIVE MILLION DOLLARS ($5,000,000.00) (the "Commitment"). Within the limits of the Commitment and subject to the funding limitation set forth in Section 3.03 of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.07, and reborrow under this Section 2.01.


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         Section 2.02.  Notice and Manner of Borrowing.  The Borrower shall give the Bank at least one (1) Business Days' notice of any Loan draws under this Agreement, specifying the date and amount thereof. Upon fulfillment of the applicable conditions set forth in Article III, the Bank will make such Loan funds available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

         Section 2.03. Interest. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loan made hereunder at a rate per annum equal to one half of one percent (1/2%) above the Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the 30th day of each month and at maturity at the Principal Office. Any principal amount not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to the highest rate allowed by Florida law.

         Section 2.04. Unused Fee. In consideration of the Commitment of the Bank hereunder, the Borrower promises to pay to the Bank a fee (the "Unused Fee") equal to three-eighths of one percent (0.375%) per annum times the "Unused Revolving Committed Amount". "Unused Revolving Committed Amount" means, for any given Unused Fee Calculation Period, the average amount (if any), as calculated on a daily basis, by which the $5,000,000.00 Commitment exceeds the sum of the aggregate outstanding principal amount of the Loan. The Unused Fee shall commence to accrue on the date of this Agreement and shall be due and payable in arrears on the 15th day of each April, July, October and January for the immediately preceding calendar quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the date of this Agreement.

         Section 2.05. Note. All Loan disbursements made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit "A", duly completed, in the principal amount of FIVE MILLION DOLLARS ($5,000,000.00), dated the date of this Agreement, payable to the Bank, and maturing as to principal on the Termination Date (the "Note").

         Section 2.06. Prepayments; Termination of Commitment. The Borrower may prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid. The Borrower may terminate the Commitment at any time by paying the then outstanding principal amount with accrued interest and any other amounts due hereunder and under the Note and the Unused Fee payable through the date of the termination.

         Section 2.07. Method of Payment. The Borrower shall make each payment under this Agreement and under the Note not later than 2:00 P.M. (eastern time) on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Note, to charge from time to time against any account of the

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Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Unused Fee, as the case may be.

         Section 2.08. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower for short term working capital or such other purposes as may be approved in writing by the Bank. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

                                   Article III
                              CONDITIONS PRECEDENT

         Section 3.01. Condition Precedent to Initial Loan Disbursement. The obligation of the Bank to make the initial Loan disbursement to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Loan disbursement each of the following, in form and substance satisfactory to the Bank and its counsel:

         (1)  Note. The Note duly executed by the Borrower;

         (2) Security Agreement and Financing Statement. A Security Agreement or Agreements executed by the Borrower and each Subsidiary granting a first lien on all accounts receivables and inventory of the Borrower and each of its Subsidiaries. Borrower and each Subsidiary shall also execute and deliver Uniform Commercial Code Financing Statements to Lender to perfect the security interest granted under said Security Agreement;

         (3) Evidence of all corporate action by the Borrower and each Subsidiary. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower and each Subsidiary, including resolutions of the respective Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents and each other document to be delivered pursuant to this Agreement;

         (4) Incumbency and signature certificate of the Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

         (5) Articles of Incorporation and Bylaws. A copy of the Articles of Incorporation and Bylaws of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as of the date of this Agreement as being accurate and complete;

         (6) Certificates of Good Standing. A certificate of good standing of the Borrower, from the Secretary of State of Delaware as of a recent date and certificates of good standing for each of the Subsidiaries (other than LST Laser, S.A. and LaserSight Europe GmbH) from the Secretary of State of the respective states of incorporation as of a recent date;

         (7) Certificate of Authority to do Business. Certificates of authority and good standing of the Borrower for each state in which the Borrower is qualified to do business; and

         (8) Opinion of counsel for the Borrower. A favorable opinion of The Lowenbaum Partnership, L.L.C., counsel for the Borrower, in substantially the form of Exhibit "B" and as to such other matters as the Bank may reasonably request;

         (9) UCC Searches. UCC Searches on the Borrower and all Subsidiaries in jurisdictions in which UCC-1 financing statements could be filed to perfect a security interest in any asset of the Borrower and Subsidiaries;

         (10) Release of UCC Financing Statements. Release of all UCC Financing Statements filed against assets of the Borrower and its Subsidiaries other than UCC Financing Statements filed in connection herewith and with respect to the two (2) existing Capital Leases described on Exhibit "D" and "notice filings" for operating leases filed prior to the date hereof or subsequent to the date hereof in accordance with the terms hereof.

         Section 3.02. Conditions Precedent to All Loan Disbursements. The obligation of the Bank to make each Loan disbursement (including the initial Loan disbursement) shall be subject to the further conditions precedent that on the date of such Loan disbursement:

         (1) The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of such Loan, stating that

              (a) The representations and warranties contained in Article IV of this Agreement are correct on and as of the date of such Loan disbursement as though made on and as of such date; and

              (b) No Default or Event of Default has occurred and is continuing, or would result from such Loan disbursement; and

         (2) The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

         Section 3.03. Funding Limitation. Notwithstanding anything set forth herein, Loan Disbursements shall be limited to an amount not to exceed fifty percent (50%) of the aggregate purchase price amounts set forth in the Eligible Purchase Contracts. The Bank acknowledges and agrees that it will consider increases to the amount of the Loan and Loan disbursements based on orders placed by Borrower's laser center customers, provided that Borrower acknowledges Bank will have no obligation to do so.

                                   Article IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that:

         Section 4.01. Incorporation, Good Standing, and Due Qualification. The Borrower and its Subsidiaries are corporations duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporation; each has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to be so qualified reasonably could be expected to have a material adverse effect on the Borrower.

         Section 4.02. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents has been duly authorized by all necessary corporate action and does not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U. and X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation; and (6) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

         Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         Section 4.04. Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related consolidated statements of operations and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated February 11, 2000 of KPMG, L.L.P.

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independent certified public accountants, and the interim condensed consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2000 and the related condensed consolidated statement of operations and retained earnings for the three (3) month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since March 31, 2000 there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary. There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since March 31, 2000. No written information, exhibit, or written report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         Section 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Borrower, when considered on a consolidated basis.

         Section 4.06. Other Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary, or the ability of the Borrower to carry out its obligations under the Loan Documents. Except as described on Exhibit "E" attached hereto and made a part hereof, neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 4.07. Litigation. Except as disclosed on Exhibit "F" attached hereto and made a part hereof, there is no pending or, to the best of the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator which may, in anyone case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or any Subsidiary or the ability of the Borrower to perform its obligations under the Loan Documents.


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         Section 4.08.  No Defaults on  Outstanding  Judgments  or Orders.  The
Borrower and its Subsidiaries have satisfied all judgments and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court or arbitrator. Neither the Borrower nor any Subsidiary is in default with respect to any rule or regulation of any federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign where the result of such default reasonably could be expected to have a material adverse effect on the Borrower.

         Section 4.09. Ownership and Liens. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

         Section 4.10. Subsidiaries and Ownership of Stock. Set forth in Exhibit "C" is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing, the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

         Section 4.11. ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; to the best of the Borrower's knowledge, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

         Section 4.12. Operation of Business. Except as is disclosed in the Borrower's filings with the SEC, and to the best of the Company's knowledge, the Borrower and its Subsidiaries possess (either through license or ownership), or has applied for, all licenses, permits, franchises, patents, copyrights, trademarks, service marks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         Section 4.13. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except where proper action has been taken by the Borrower to extend the relevant filing or payment deadline. Such returns are complete and accurate in all material respects.

         Section 4.14. Debt. Exhibit "D" is a complete and correct list of all credit agreements, indentures, purchase agreements (other than purchase agreements entered into in the ordinary course of the Borrower's business), guaranties, Capital Leases, and other agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Exhibit.

         Section 4.15. Environment. The Borrower and each Subsidiary have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder where the failure to so comply reasonably could be expected to have a material adverse effect on the Borrower. The Borrower and each Subsidiary have been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. Neither the Borrower nor any Subsidiary has received notice of, nor knows of, or suspects facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of the Borrower's knowledge, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils; or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of the Borrower and its Subsidiaries are free of all such toxic or hazardous substances or wastes. To the best of the Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. Neither the Borrower nor its Subsidiaries have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

         Section 4.16. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Borrower Act of 1940, as amended.

         Section 4.17. Securities Act. The Borrower has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the, Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

                                    Article V
                              AFFIRMATIVE COVENANTS

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

         Section 5.01. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction where the failure to be so qualified reasonably could be expected to have a material adverse effect on the Borrower.

         Section 5.02. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

         Section 5.03. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 5.04. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement.

         Section 5.05. Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 5.06. Compliance With Laws. Comply, and cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, and orders where the failure to so comply reasonably could be expected to have a material adverse effect on the Borrower. The compliance described in this
Section 5.06 shall include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

         Section 5.07. Right of Inspection. At any reasonable time (during the Borrower's normal business hours) and upon at least two (2) days advance notice, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

         Section 5.08. Reporting Requirements. Furnish to the Bank:

         (1) Quarterly financial statements. As soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, the Form 10-Q the Borrower files with the SEC for such quarter;

         (2) Annual financial statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the Form 10-K the Borrower files with the SEC for such year and internally prepared consolidating statement of income and retained earnings and consolidating balance sheets of the Borrower and its Subsidiaries for such fiscal year;

         (3) Receivables Aging Report. Within twenty (20) days after the end of each month an accounts receivables aging report and sales backlog report for Borrower and each Subsidiary in form approved by Bank. At the request of Bank, such report shall include a detailed aging report listing the names of all accounts;

         (4) Management letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

         (5) Certificate of no Default. Within thirty (30) days after the end of each of the quarters of each fiscal year of the Borrower during which any Loans remain unpaid, a certificate of the chief financial officer of the Borrower (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in Article VII;

         (6) Projection for next Fiscal Year. A copy of the Borrower's projections for operations for the next fiscal year, within thirty (30) days after the Borrower's Board of Directors has approved such projections, such projections to be in the same form and detail as provided to the Borrower's Board of Directors;

         (7) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

         (8) Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower learns of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

         (9) ERISA reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $50,000.00 with respect to the Borrower or any Commonly
Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

         (10) Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

         (11) General  information.   Such  other  information  respecting  the
condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

         Section 5.09. Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder where the failure to so comply reasonably could be expected to have a material adverse effect on the Borrower; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received by the Borrower or any Subsidiary from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises for which the Borrower is responsible and which is in violation of any federal, state, or local environmental, health, or safety laws, codes or ordinances; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

                                   Article VI
                               NEGATIVE COVENANTS

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

         Section 6.01. Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (1)  Liens in favor of the Bank;

         (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (3)  Liens   imposed  by  law,  such  as   mechanics',   materialmen's,
landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

         (4) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (5) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (6) A Lien incurred in connection with a Capital Lease; provided that:

                  (a) Any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property attaches to such asset concurrently or within ninety (90) day after the acquisition thereof;

                  (b)  Each such Lien shall attach only to the asset leased; and

                  (c) The Debt incurred that is secured by all such Liens shall not exceed Five Hundred Dollars ($500,000.00) at any time outstanding in the aggregate,

         Section 6.02. Financing Statements. Except for financing statements signed in connection with Capital Leases or financing statements that would be considered "notice filings" for operating leases, sign or file, or permit any Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction a financing statement which names the Borrower or any Subsidiary as a debtor (other than a financing statement naming Bank as Secured Party) or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder other than the Bank to file such financing statement.

         Section 6.03. Further Negative Pledges. Sign, or permit any Subsidiary to sign, or permit to exist, any documentation in favor of any Person other than Bank which includes a Negative Pledge or language similar to that set forth in Sections 6.01 and 6.02 above which would create a default in such documents if Borrower or any of its Subsidiaries pledged any of its assets to Bank as security for the Note or other obligations of Borrower or any of its Subsidiaries in favor of Bank.

         Section 6.04. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

         (1)  Debt of the Borrower under this Agreement or the Note;

         (2) Debt described in Schedule D or in the Borrower's financial statements for the period ending March 31, 2000 (a copy of which has been provided to the Bank) but no voluntary renewals, extensions, or refinancings thereof;

         (3) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith; or

         (4)  Debt secured by the Liens described in Section 6.01.

         Section 6.05. Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Borrower, (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, and (3) any Subsidiary may merge into or consolidate with another Person in connection with the acquisition of all or substantially all of the assets or the business of any Person as long as the merger or consolidation is approved by a majority of those members of the Borrower's Board of Directors who are not employees of the Borrower and is in compliance with the terms of Section 6.01.

         Section 6.06. Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases (other than Capital Leases) which are entered into in the ordinary course of the Borrower's business; and (3) leases between the Borrower and any Subsidiary or between any Subsidiaries.

         Section 6.07. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

         Section 6.08. Dividends. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that the Borrower (1) may declare and deliver dividends and make distributions payable solely in common stock of the Borrower and (2) may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

         Section 6.09. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower.

         Section 6.10. Investments. Make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1 " by Standard & Poor's Corporation or "P-1 " by Moody's Investors Service, Inc. or of an issuer who is recommended by the Bank or an affiliate of the Bank; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary, and (5) acquisitions described in Section 6.04(3) or acquisitions that require the Borrower to expend $5,000,000 or less (any debt assumed by the Borrower or a Subsidiary in connection with such acquisition shall be considered an expenditure).

         Section 6.11. Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         Section 6.12. Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 6.13. Capital Expenditures. Make or permit any Subsidiary to make capital expenditures which exceed, on a cumulative basis, $3,000,000.00.

                                   Article VII
                               FINANCIAL COVENANTS

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

         Section 7.01. Minimum Liquidity. The Borrower will maintain at all times minimum liquidity (cash or cash equivalents) of not less than THREE MILLION DOLLARS ($3,000,000.00) , such liquidity to be measured utilizing the Borrower's financial statements (a copy of which have been provided to the Bank) as of March 31, 2000 and each quarter thereafter as of the later of (i) the date the quarterly or annual financial statement required by Section 5.08 is delivered to the Bank or (ii) the date the quarterly or annual financial statement is required to be delivered.

         Section 7.02. Minimum Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth of not less than TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00) , Consolidated Tangible Net Worth to be calculated utilizing the Borrower's financial statements (a copy of which have been provided to the Bank) as of March 31, 2000 and each quarter thereafter as of the later of (i) the date the quarterly or annual financial statement required by Section 5.08 is delivered to the Bank or (ii) the date the quarterly or annual financial statement is required to be delivered.

                                  Article VIII
                                EVENTS OF DEFAULT

         Section 8.01. Events of Default. If any of the following events shall occur:

         (1) The Borrower should fail to pay the principal of, or interest on, the Note, or any amount of a commitment or other fee, as and when due and payable;

         (2) Any representation or warranty made or deemed made by the Borrower in this Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made and such incorrectness or incompleteness continues for 15 Business
 Days;

         (3) The Borrower shall fail to perform or observe any term, covenant, or agreement contained in Articles V, VI, or VII hereof, provided that an Event of Default will only be deemed to have occurred in connection with Sections 5.02, 5.03, 5.06 or 5.09 if such failure continues for a period of 15 Business Days;

         (4) The Borrower or any of its Subsidiaries shall (a) fail to pay any Debt (other than the Note) of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (5) The Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or
(e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty
(30) days or more;

         (6) One or more judgments, decrees, or orders for the payment of money in excess of ONE MILLION DOLLARS ($1,000,000.00) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

         (7) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings;

         (8) If the Bank receives its first notice (which is required to be given pursuant to the terms of this Agreement) of a hazardous discharge or an environmental complaint from a source other than the Borrower, and the Bank does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from the Borrower within twenty-four (24) hours of the time the Bank first receives said notice from a source other than the Borrower; or if any federal, state, or local agency asserts or creates a Lien upon any material part of or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within five (5) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's satisfaction that the Borrower has commenced and is diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and
(b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Bank and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

         (9) If there is a change in the persons operating as Chief Executive Officer, Chief Financial Officer or President of Borrower without Banks written consent;

         then,  and in any such event,  the Bank may, by notice to the Borrower,
(1) declare its obligation to make Loan disbursements to be terminated, whereupon the same shall forthwith terminate, and (2) declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 8.01 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

         Section 8.02. INTEREST INCREASE FOR NON-MONETARY DEFAULTS. NOTWITHSTANDING ANY PROVISION OF THE NOTE OR THIS AGREEMENT, IN THE EVENT OF ANY EVENT OF DEFAULT UNDER THE NOTE OR THIS AGREEMENT OTHER THAN A DEFAULT FOR NON-PAYMENT OF MONIES DUE UNDER THE NOTE OR THIS AGREEMENT, THEN IN ADDITION TO ALL OTHER REMEDIES AVAILABLE TO LENDER UNDER THE NOTE OR THIS AGREEMENT, AT LENDER'S OPTION, THE INTEREST RATE UNDER THE NOTE SHALL BE AUTOMATICALLY INCREASED BY TWO PERCENT (2%) FROM THE DATE OF SUCH DEFAULT UNTIL THE LATER OF
(1) THE DATE DEFAULT IS CURED OR (2) THIRTY (30) DAYS FROM THE DATE THE INTEREST RATE IS INCREASED; IT BEING THE INTENT HEREOF THAT IF THE INTEREST RATE IS INCREASED PURSUANT TO THIS PROVISION SUCH INCREASE IN THE INTEREST RATE SHALL REMAIN IN EFFECT FOR AT LEAST THIRTY (30) DAYS NOTWITHSTANDING A CURE OF THE DEFAULT PRIOR TO THE END OF THE THIRTY (30) DAY PERIOD. ANY SUCH ADDITIONAL INTEREST DUE PURSUANT TO THE PRECEDING SENTENCE SHALL BE DUE AND PAYABLE WITH THE NEXT MONTHLY PAYMENT OR PAYMENTS BECOMING DUE AND SAID MONTHLY PAYMENT OR PAYMENTS DUE HEREUNDER WILL BE INCREASED BY SAID AMOUNT.

                                   Article IX
                                  MISCELLANEOUS

         Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address at 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, Attention: Chief Financial Officer, with a copy to The Lowenbaum

Partnership, L.L.C., 222 South Central, Suite 901, St. Louis, Missouri 63105,
Attention: Timothy L. Elliott, Esq., and if to the Bank, at its address at 360 West State Road 436, Altamonte Springs, Florida 32714, Attention: Timothy R. McLaughlin; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article 11 shall not be effective until received by the Bank.

         Section 9.03. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

         Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

         Section 9.05. Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

         Section 9.06. Integration. The Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         Section 9.07.  Indemnity.   The  Borrower  hereby  agrees  to  defend,
indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including reasonable attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

         Section 9.08. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

         Section 9.09. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.10. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

         Section 9.11. Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES FOR THE MIDDLE DISTRICT OF FLORIDA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER AND THE LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS, THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

         Section 9.12. Jury Trial Waiver. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               LASERSIGHT INCORPORATED, a Delaware corporation


                               By:/s/Gregory L. Wilson
                                  ------------------------------------------
                                  Gregory L. Wilson, Chief Financial Officer
                                  and Secretary

                               THE HUNTINGTON NATIONAL BANK

                               By: /s/Scott H. Ricker
                                  -----------------------------------------
                                  Name: Scott H. Ricker
                                       ------------------------------------
                                 Title: Vice President
                                       ------------------------------------



STATE OF GEORGIA

COUNTY OF Fulton
          ------

                  The foregoing instrument was acknowledged before me this 15th day of September, 2000, by GREGORY L. WILSON, Chief Financial Officer and Secretary, on behalf of LASERSIGHT INCORPORATED, a Delaware corporation. Said person (check one) [ ] is personally known to me, [X] produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or [ ] produced other identification, to wit:___________________________.

                                   /s/Addie J. Ringfield
                                  -----------------------------------------
                                  Print Name: Addie J. Ringfield
                                             ------------------------------
                                  Notary Public, State of Georgia
                                  Commission No.: Fulton County, GA
                                                  -------------------------
                                  My Commission Expires: May 17, 2003
                                                        -------------------



STATE OF GEORGIA

COUNTY OF Fulton
          ------

                  The foregoing instrument was acknowledged before me this 15th day of September, 2000, by Scott H. Ricker, as a Vice President of THE HUNTINGTON NATIONAL BANK, on behalf of the Bank. Said person (check one) [ ] is personally known to me, [X] produced a driver's license (issued by a state of the United States within the last five (5) years) as identification, or [ ] produced other identification, to wit:______________________.

                                  /s/Addie J. Ringfield
                                  -----------------------------------------
                                  Print Name: Addie J. Ringfield
                                             ------------------------------
                                  Notary Public, State of Georgia
                                  Commission No.: Fulton County, GA
                                                  -------------------------
                                  My Commission Expires: May 17, 2003
                                                        -------------------

                             JOINDER BY SUBSIDIARIES

                  The Subsidiaries of Borrower join in the execution of this Agreement to acknowledge the benefit conferred upon them by the Loan and to confirm their agreement to the terms herein which apply to the Subsidiaries.


LASERSIGHT TECHNOLOGIES, INC.,          LASERSIGHT CENTERS INCORPORATED,
a Delaware corporation                  a Delaware corporation

By: /s/Gregory L. Wilson                By: /s/Gregory L. Wilson
    ------------------------------          ------------------------------
    Name:  Gregory L. Wilson                Name:  Gregory L. Wilson
         -------------------------                ------------------------
    Title: Treasurer                        Title: Treasurer
         -------------------------                ------------------------

            (CORPORATE SEAL)                         (CORPORATE SEAL)

Executed by LaserSight Technologies,    Executed by LaserSight Centers
Inc. on the 15th day of September,      Incorporated on the 15th day of
2000.                                   September, 2000.

PHOTOMED ACQUISITION, INC.,             LASERSIGHT PATENTS, INC.,
a Delaware corporation                  a Delaware corporation

By:  /s/Gregory L. Wilson               By: /s/Gregory L. Wilson
    -------------------------------        --------------------------------
    Name:  Gregory L. Wilson               Name:   Gregory L. Wilson
          -------------------------               -------------------------
    Title: Treasurer                       Title:  Treasurer
          -------------------------               -------------------------

             (CORPORATE SEAL)                     (CORPORATE SEAL)

Executed by Photomed Acquisition,       Executed by LaserSight Patents,
Inc. on the 15th day of September,     Inc.on the 15th day of September,
 2000.                                  2000.


MRF, INC., a Missouri corporation

By:  /s/Gregory L. Wilson
    -------------------------------
    Name:  Gregory L. Wilson
          -------------------------
    Title: Treasurer
          -------------------------

             (CORPORATE SEAL)

Executed by MRF, Inc. on the 15th
day of September, 2000.